UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                   ________________________________________

                           SCHEDULE 14C INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                   ________________________________________

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
     240.14a-12

                              INVICTA GROUP INC.
                   ________________________________________
            (Exact Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.

[ ]  Fee computed per Exchange Act Rules 14a-6 (i) (1) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                              INVICTA GROUP INC.
                     2400 East Commercial Blvd. Suite 618
                           Ft. Lauderdale, FL 33308

                             INFORMATION STATEMENT
                          (Dated September 13, 2006)

NOTICE OF ACTION BY WRITTEN CONSENT OF A MAJORITY OF THE OUTSTANDING VOTING STOCK TAKEN ON SEPTEMBER 12, 2006

To the Stockholders of INVICTA GROUP INC.:

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

This Information Statement is first being furnished on or about September 13, 2006, to holders of record of the common stock, $.001 par value per share ("Common Stock"), of Invicta Group Inc., a Nevada corporation (the "Company"), in connection with an amendment and restatement ("Amendment") of the Company's Articles of Incorporation, (the "Articles of Incorporation"), effecting, among other things, increase in the number of authorized shares of Common Stock of the Company to 5,000,000,000 shares. A complete summary of this matter is set forth herein.

With respect to the Amendment, the Board of Directors of the Company (the "Board") has approved, and the shareholders owning a majority of the issued and outstanding voting shares outstanding as of September 12, 2006, have consented in writing to the Amendment. Such approval and consent are sufficient under Section 78.315 and 78.320, respectively, of the Nevada Revised Statutes and the Company's Bylaws to approve the Amendments. Accordingly, the Amendment will not be submitted to the other Company stockholders for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of Nevada law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

The Amendments will be effective on or about September 25, 2006.

The principal executive offices of the Company are located at 2400 East Commercial Blvd. Suite 618, Ft. Lauderdale, FL 33308, and the Company's telephone number is (954) 771-0650.

                             NO DISSENTERS' RIGHTS

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                                 THE AMENDMENT

General

The Company adopted the Amendment to increase its authorized capital stock by authorizing an increase in Common Stock to 5,000,000,000 shares of Common Stock. A copy of the Articles of Amendment effecting the increase in authorized shares of Common Stock, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit A. The majority stockholders of the Company as of September 12, 2006, have consented to the increase in authorized shares of Common Stock, which will become effective on September 25, 2006 (the "Effective Date").

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The Company has taken all action required under Nevada law to approve the
Amendment. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until the Effective Date.

Stockholder Approval Previously Obtained

The Company has 840,044,922 issued and outstanding shares of Common Stock as of September 12, 2006, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. The Company also has issued and outstanding as of September 12, 2006, approximately 505,000 shares of Preferred Stock. Holders of 175,000 Series B Preferred Stock are entitled to one thousand votes for each share of Series B Preferred Stock, and Holders of 330,000 Series C Preferred Stock are entitled to four thousand votes for each share of Series C Preferred Stock, held of record on the record date. By written consent dated September 12, 2006, the stockholders holding a majority of the issued and outstanding voting shares of the Company approved the adoption and implementation of the Amendment, such consent to take effect on September 25, 2006. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

Purpose and Effect of Increase in Capital Stock

The authorization of additional Common Stock will provide the Company greater flexibility in issuing capital stock in connection with any future financing activities or corporate acquisitions using the Company's capital stock. The Company has no definitive plans or commitments to issue additional shares of Common or Preferred Stock.

                          EFFECTIVENESS OF AMENDMENTS

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing Common Stock then issued and outstanding.

                       NUMBER OF HOLDERS OF COMMON STOCK

As of September 12, 2006, there were approximately 3,600 holders of record of Common Stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 12, 2006, the beneficial ownership of the Company's Common Stock (i) by the only persons who are known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director of the Company; and (iii) by all directors and officers as a group. Percentage ownership assumes all vested options are fully exercised, and is based on 840,044,922 shares of Common Stock issued and outstanding as of September 12, 2006.

Name and Address of Beneficial Owner                     Voting     Voting
                                                         shares   Percentage
William Forhan:
2400 E. Commercial Blvd. # 618; Ft. Lauderdale,
FL 33308                                              757,025,000    32.4%

David Scott:
2400 E. Commercial Blvd. #618: Ft. Lauderdale,
FL 33308                                              338,375,750    14.5%

Mercedes Henze:
2400 E. Commercial Blvd. # 618; Ft. Lauderdale,
FL 33308                                              430,096,562    18.4%

All Officer and Directors as a Group
(all 3 of the above)                                1,525,497,312   65.33%

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The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

                         VOTE REQUIRED FOR OR APPROVAL

The procedure and requirements to effect an amendment to the articles of incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes, which provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or a special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

The Board of Directors of Invicta and stockholders owning and having voting power in excess of 50% of the outstanding voting securities of Invicta, as of the record date, have adopted and approved the Amended and Restated Articles of Incorporation. No further votes are required to effect the action.

                      MATERIAL INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference: The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2005; and the Company's quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 2006 and June 30, 2006.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO WILLIAM FORHAN, CHAIRMAN OF THE BOARD, INVICTA GROUP, INC., 9553 HARDING AVE. # 301, MIAMI BEACH, FLORIDA 33154, TELEPHONE:
(954) 784-8280.

                      WHERE YOU CAN FIND MORE INFORMATION

Invicta is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy any materials that the Company files with the

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SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington,
D.C., 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web-site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

                                 OTHER MATTERS

A copy of the proposed Amended and Restated Articles of Incorporation is enclosed herewith as Exhibit A.




                                      By order of the Board of Directors


Date: September 12, 2006              By: /s/ William Forhan
                                      William G. Forhan, CEO and President


Date: September 12, 2006              By: /s/ David Scott
                                      Richard David Scott, COO


Date: September 12, 2006              By: /s/ Mercedes Henze
                                      Mercedes Henze, Director

                                 EXHIBIT INDEX

Exhibit A     Form of Amendment to the Articles of Incorporation of Invicta
Group, Inc.

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                                   Exhibit A

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                              INVICTA GROUP INC.

      FIRST.   The name of the corporation is:

                        Invicta Group Inc.

      SECOND. Its registered office in the State of Nevada is located at 3155 E. Patrick Lane, Las Vegas, Nevada 89120. The Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

      THIRD.  The Corporation was formed to engage in any lawful activity.

      FOURTH. The Corporation is authorized to issue the following shares of capital stock:

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is Five Billion (5,000,000,000) shares, par value $0.0001 per share.

(i) Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

      (ii) Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

(b) Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, par value $0.0001 per share. The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

      (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

      (ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

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      (iii)   whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

      (iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

      (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

      (vi) the rights, if any, of the holders of shares of such series to vote.

Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

      FIFTH. The governing board of this corporation shall be known as Board of Directors, and the number of its members may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

      SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

      SEVENTH.  The corporation is to have perpetual existence.

      EIGHT. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Law, if any, adopted by the Stockholders, to make, alter or amend the By-laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may Exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and
authority at any meeting to sell, lease or exchange all of the   property and
assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

      NINETH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

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      TENTH.  No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i ) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

      ELEVENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

By order of the Board of Directors, September __, 2006



   ______________________________
   William Forhan, CEO


   ______________________________
   David Scott, COO


   ______________________________
   Mercedes Henze, Director

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